UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report: March 16, 2010
(Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18803 Meisner Drive
San Antonio, Texas
(Address of principal executive offices and zip code)

210-490-4788
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 16, 2010, Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), adopted a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) and declared a dividend of one preferred share purchase right for each outstanding share of common stock of the Company. The dividend is payable to our stockholders of record as of March 16, 2010. The terms of the rights and the Tax Benefits Preservation Plan are set forth in a Rights Agreement, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of March 16, 2010.

This summary of rights provides only a general description of the Tax Benefits Preservation Plan, and thus, should be read together with the entire Tax Benefits Preservation Plan, which will be filed as an exhibit to a registration statement on Form 8−A that will be filed by the Company.

The Company adopted the Tax Benefits Preservation Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the “NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Tax Benefits Preservation Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding common stock (an “Acquiring Person”) without our approval. Stockholders who own 4.9% or more of our outstanding common stock as of the close of business on March 16, 2010 will not trigger the Tax Benefits Preservation Plan so long as they do not (i) acquire any additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then re−acquire 4.9% or more of the common stock. The Tax Benefits Preservation Plan does not exempt any future acquisitions of common stock by such persons. Any rights held by an Acquiring Person are null and void and may not be exercised. The Company may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Tax Benefits Preservation Plan.

The Rights. The Company authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of March 16, 2010. Subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, if the rights become exercisable, each right would initially represent the right to purchase from us one one−thousandth of a share of our Series 2010 Junior Participating Preferred Stock (“Series 2010 Preferred Stock”) for a purchase price of $7.00 (the “Purchase Price”) . If issued, each fractional share of Series 2010 Junior Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of the Company, including, without limitation any dividend, voting or liquidation rights.

Series 2010 Preferred Stock Provisions.  Each one one-thousandth of a share of Series 2010 Preferred Stock, if issued: (1) will not be redeemable; (2) will entitle holders to quarterly dividend payments of $0.01 per one one-thousandth of a share of Series 2010 Preferred Stock, or an amount equal to the dividend paid on one share of common stock, whichever is greater, if, as and when declared by our board of directors out of funds legally available therefor; (3) will entitle holders upon liquidation either to receive $1.00 per one one-thousandth of a share of Series 2010 Preferred Stock or an amount equal to the payment made on one share of common stock, whichever is greater; (4) will have the same voting power as one share of common stock; and (5) if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.  The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Exercisability. The rights will not be exercisable until the earlier of (i) 10 business days after a public announcement by us that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% of the common stock.

We refer to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of common stock.

After the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of common stock having a market value at the time of exercise of two times the Purchase Price.

Exchange. After the Distribution Date, we may exchange the rights (other than rights owned by an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series 2010 Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per right (subject to adjustment).

Expiration. The rights and the Tax Benefits Preservation Plan will expire on the earliest of (i) March 16, 2015, (ii) the time at which the rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or any successor statute if we determine that the Rights Agreement is no longer necessary for the preservation of NOLs and (v) the beginning of a taxable year of the Company of which we determine that no NOLs may be carried forward.

Redemption. At any time prior to the time an Acquiring Person becomes such, we may redeem the rights in whole, but not in part, at a price of $0.01 per right (the “Redemption Price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as we in our sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti−Dilution Provisions. We may adjust the purchase price of the shares of Series 2010 Preferred Stock, the number of shares Series 2010 Preferred Stock issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the shares of Series 2010 Preferred Stock or our common stock. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the Distribution Date, we may amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the rights. After the Distribution Date, we may amend or supplement the Tax Benefits Preservation Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Tax Benefits Preservation Plan, but only to the extent that those changes do not impair or adversely affect any rights holder.

The rights have certain anti-takeover effects.  The rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by us.  The rights should not interfere with any merger or other business combination approved by us since we may redeem the rights at $0.01 per right at any time until the date on which a person or group has become an Acquiring Person.

Item 3.03     Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8−K is incorporated into this Item 3.03 by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Tax Benefits Preservation Plan, we approved a Certificate of Designations of Series 2010 Junior Participating Preferred Stock designating 82,000 shares of Series 2010 Preferred Stock.  We filed the Certificate of Designations for the shares of Series 2010 Preferred Stock on March 16, 2010 with the Secretary of State of the State of Nevada and the Certificate of Designations became effective on such date.  The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  A description of the shares of Series 2010 Preferred Stock is set forth in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.  Such description is qualified in its entirety by reference to the Certificate of Designations.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

3.1      Certificate of Designations of Series 2010 Junior Participating Preferred Stock.

99.1     Press release issued March 17, 2010 by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION.

By:	/s/ Robert L.G. Watson
Robert L.G. Watson
Chairman of the Board, President and Chief Executive Officer